Exhibit 23.4

            CONSENT OF REYNOLDS & ROWELLA, LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-68209) and related Prospectus of Big Entertainment, Inc. for the registration of 3,459,223 shares of its common stock and to the incorporation by reference therein of our report dated April 23, 1999, with respect to the financial statements of CinemaSource, Inc., included in its Form 8-K/A dated June 23, 1999 and incorporated by reference in Big Entertainment, Inc.'s Registration Statements (Form S-3 No. 333-68209), filed with the Securities and Exchange Commission.


Ridgefield, Connecticut                                  Reynolds & Rowella, LLP
July 28, 1999